Exhibit 10.15

SEPARATION AGREEMENT AND

RELEASE OF CLAIMS

THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS (the “Release”) is entered into by and among Aaron Shilts and Optiv Inc., on date set forth on the signature page hereto.

1. Termination of Employment.

1.1 I previously entered into that certain Executive Employment Agreement dated as of January 22, 2015 (the “Employment Agreement”) with Optiv Inc. (formerly known as AF Security Holdings Corp.) (the “Company”), that certain Nonqualified Stock Option Agreement with the Company dated effective as of January 28, 2015 (the “Option Agreement”) under the 2014 Optiv Inc. Stock Incentive Plan (the “Plan”) and that certain Share Contribution, Option Rollover, and Share Subscription Agreement with the Company, dated as of January 22, 2015 (the “Subscription Agreement”).

1.2 My employment with the Company and its subsidiaries and affiliates terminated as of April 15, 2016 (the “Termination Date”). Effective as of the Termination Date, I hereby resign from all titles and positions, and any board of directors (and any committees thereof) of the Company and each of its subsidiaries and affiliates, which I held or on which I served prior to the Termination Date.

2. Consideration.

2.1 Severance Payment. The Company and I agree that subject to the occurrence of the Effective Date (as defined in Section 5 of this Release):

(a) The Company will pay me an amount equal to $300,000 in equal installments on the Company’s customary payroll pay dates over a 12-month period, less any required withholding and deductions, pursuant to Section 5.3(a) of the Employment Agreement;

(b) The Company will pay me an amount equal to $24,375 (which the Company and I agree represents a pro rata portion of my target bonus for 2016), payable within 7 days following the Effective Date, less any required withholding and deductions; and

(c) The Company and I acknowledge and agree that as of the Termination Date, I held 0.401623 vested Options (as defined in the Option Agreement) (the “Vested Options”) that were granted to me pursuant to the Option Agreement. I agree that the Vested Options shall be cancelled and of no further force or effect effective as of the Effective Date, and the Company will pay me an additional cash payment equal to $49,857 less any required withholding and deductions, in consideration of such Vested Options, within 7 days following the Effective Date. All Options other than the Vested Options shall remain outstanding and eligible to vest subject to and in accordance with their terms, including the terms of the Option Agreement and the Plan.

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2.2 Other Amounts. I confirm that other than any base salary amounts accrued since the last regular payroll date of the Company prior to the Termination Date, I have received all payments, leave and leave benefits and protections for which I was eligible in connection with my employment with the Company, pursuant to the Family and Medical Leave Act or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a claim. I agree to submit any outstanding requests for reimbursements for business expenses to the General Counsel of the Company no later than 3 days following the Termination Date, and any such requests shall be evaluated and approved subject to, and in accordance with, the Company’s Travel and Expense Policy as in effect as of the Termination Date.

3. Other Agreements. I acknowledge and agree that I will continue to be bound by the Employee Proprietary Information and Inventions Agreement entered into as of January 22, 2015 (the “Proprietary Information Agreement”) and the Noncompetition Agreement entered into by me as of January 22, 2015, in favor of, and for the benefit of the Company (the “Noncompetition Agreement”), and that my obligations under those agreements and Section 8 and Section 9 of my Employment Agreement are intended to continue after any termination of my employment for any reason, including the termination as a result of the Termination Date. A copy of the Proprietary Information Agreement and the Noncompetition Agreement are attached hereto as Exhibit A and Exhibit B, and I expressly acknowledge and agree that the payments set forth herein are made in reliance of my previous agreement and intent to be bound by them.

4. General Release. In exchange for certain severance payments and benefits to be provided to me under Section 2.1 of this Release (collectively, the “Additional Benefits”), I hereby waive and release the Company, its parents, subsidiaries, predecessors, successors and affiliates (including, but not limited to Blackstone Capital Partners VI L.P. and its affiliates), and each of such entities’ officers, directors, employees, shareholders, managers, members, employees, agents, representatives and assigns (collectively, the “Released Parties”) from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether known or unknown, arising at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment relationship; (b) all claims or demands related to salary, bonuses, fees, retirement contributions, profit-sharing rights, profit distributions, management fee income, commissions, carried interest, membership interests, unit options, or any other ownership or equity interests in the Company or any of its affiliated entities, vacation pay, fringe benefits, expense reimbursements or any other form of compensation or benefit; (c) all claims pursuant to any federal, state or local law, statute or cause of action in any jurisdiction, including, but not limited to, the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended), the California Fair Employment and Housing Act (as amended), the California Labor Code, Colorado anti-discrimination statutes, tort law, contract law, wrongful discharge, discrimination, harassment, fraud, defamation, emotional distress, or claims for breach of fiduciary duty. Notwithstanding the foregoing, nothing in paragraph shall release: (i) any rights I

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have under this Release; (ii) any rights to indemnification I have pursuant to any written indemnification agreement to which I am a party or third party beneficiary, or under applicable law; (iii) any rights which cannot be waived as a matter of law; or (iv) any rights I may have as a shareholder of the Company or its affiliates in accordance with the Subscription Agreement, as modified pursuant to this Release.

5. ADEA Waiver and Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”). I acknowledge that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled. I further acknowledge that have been advised by this writing, as required by the ADEA, that: (a) this Release does not apply to any rights or claims that arise after the date I sign it; (b) I should consult with an attorney before signing this Release; (c) I have twenty-one (21) days from the date set forth above to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days after the date I sign this Release to revoke my acceptance of it (by sending written notice of such revocation to the Company); and (e) this Release will not be effective until the date upon which this revocation period has expired unexercised, which will be the eighth (8th) day after I sign this Release (assuming I do not earlier revoke my acceptance of it) (such date, the “Effective Date”).

6. Entire Agreement. This Release, together with the Proprietary Information Agreement and the Noncompetition Agreement (in each case, including any exhibits thereto), constitutes the complete, final and exclusive embodiment of the entire agreement between me and the Company with regard to their subject matter, and I am not relying on any promise, warranty or representation that is not expressly stated therein.

[Signatures follow]

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IN WITNESS WHEREOF the parties have executed this Separation Agreement and Release of Claims as of the date and year noted above.

/s/ Aaron Shilts
Aaron Shilts
Date: April 12, 2016

Optiv Inc.

/s/ Dan Burns
By: Dan Burns
Its: Chief Executive Officer
Date: April 14, 2016

Exhibit A

Proprietary Information Agreement

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

In consideration of my employment with AF Security Holdings Corp. (the “Company”), and the compensation paid to me now and during my employment with the Company I, Aaron Shilts, agree to the terms of this Agreement as follows:

1. Confidential Information Protections.

1.1 Nondisclosure; Recognition of Company’s Rights. At all times during and after my employment, I will hold in confidence and will not disclose, use or publish any of the Company’s Confidential Information (defined below), except as may be required in connection with my work for the Company, or as expressly authorized by the Board of Directors of the Company (the “Board”). I hereby assign to the Company any rights I may have or acquire in any and all Company Confidential Information and recognize that all Company Confidential Information shall be the sole and exclusive property of Company and its assigns.

1.2 Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information related to the Company’s business or its actual or demonstrably anticipated business or development, including without limitation (a) information regarding products, services, marketing and business plans, budgets, financial statements, contracts, prices, profit margins; (b) the names, addresses, phone numbers, preferences, buying and/or selling histories and other information concerning suppliers, vendors, customers and prospective customers of the Company; (c) databases and data collections, diagrams or designs, models, formulae, inventions (whether or not patentable), patent applications, trade secrets, know- how, registered and unregistered marks and all goodwill associated with such marks, methods, processes, procedures, software and software code (in any form, including source code and executable code), subroutines, techniques, user interfaces, domain names, URLs, web sites, registered and unregistered copyrights, works of authorship and other forms of technology or technical information, and other information (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, prototypes, samples, studies and summaries) and any reissues, extensions or renewals thereof; (d) information regarding the skills and compensation of Company’s employees, contractors, and any other service providers of Company; and (e) the existence of any business discussions, negotiations, or agreements between Company and any third party; provided, however, Confidential Information shall not include any information that is generally known in the industry or otherwise becomes available in the public domain. Additionally, notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, or any other Agreement between me and the Company, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3 Third Party Information. I understand that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such Third Party Information and to use it only for certain limited purposes. During and after the term of my employment, I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, Third Party Information, except in connection with my work for the Company or unless expressly authorized by an officer of the Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. I represent that my employment by the Company does not and will not breach any agreement with any former employer, including any non-compete agreement or any agreement to keep in confidence or refrain from using information acquired by me prior to my employment by the Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict with my obligations under this Agreement. During my employment by the Company, I will not improperly make use of or disclose, any Confidential Information or trade secrets of any former employer or other third party, nor will I bring onto the premises of the Company or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided, obtained or developed by the Company.

2. Inventions.

2.1 Inventions and Intellectual Property Rights. As used in this Agreement, the term “Invention” means any proprietary or trade-secret ideas, concepts, Confidential Information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Intellectual Property Rights in any of the items listed above as such relate to the business of the Company. The term “Intellectual Property Rights” means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses (A) through (E) above.

2.2 Ownership of Company Inventions. I irrevocably assign to the Company all right, title and interest in any work product that I create or to which I contribute during the course of my employment with the Company pursuant to this Agreement, in each case as related to the business of the Company (the “Work Product”), including all Intellectual Property Rights contained therein.

2.3 Enforcement of Intellectual Property Rights and Assistance. During and after the period of my employment, I will, at the Company’s sole expense, reasonably assist the Company in every proper way, to obtain and enforce United States and foreign Intellectual Property Rights relating to Company Inventions in all countries, including securing my signature on any document needed in connection with such purposes.

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3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by the Company) of all Inventions made by me during the period of my employment by the Company, which records shall be available to, and remain the sole property of the Company at all times.

4. Return of Company Property. Upon termination of my employment or upon the Company’s request at any other time, I will deliver to the Company all of the Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information and certify in writing that I have fully complied with the foregoing obligation. Upon termination of my employment, I agree that 1 will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or email system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide the Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to allow an independent computer forensics consultant access to my system as reasonably requested by the Company to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company premises and owned by the Company is subject to inspection by Company personnel at any time with or without notice. Prior to the termination of my employment or promptly after termination of my employment, I will cooperate with the Company in attending an exit interview and certify in writing that I have complied with the requirements of this section.

5. Notification of New Employer. If I leave the employ of the Company, I consent to the notification of my new employer of my rights and obligations under this Agreement, by the Company providing a copy of this Agreement or otherwise.

6. General Provisions.

6.1 Governing Law. This Agreement and any action related thereto will be governed and interpreted by and under the laws of the State of Delaware, without giving effect to any conflicts of laws principles that require the application of the law of a different state.

6.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will remain enforceable. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

6.3 Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by Company to any successor or other assignee and be binding upon my heirs and legal representatives.

6.4 Employment. I agree and understand that nothing in this Agreement shall give me any right to continued employment by Company, and it will not interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

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6.5 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt, or refusal by party of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of the change to the other party.

6.6 Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Confidential Information of the Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters; provided, however, the obligations set forth in this Agreement shall be in addition to any and all obligations set forth in the noncompetition Agreement, which I am executing contemporaneously with the execution and delivery of this Agreement. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and the Board. Any subsequent change or changes in my duties, salary or compensation will not affect that validity or scope of this Agreement.

6.7 Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of that provision or any other provision on any other occasion.

6.8 Entire Agreement. If no other agreement governs nondisclosure and assignment of inventions during any period in which I was previously employed or am in the future employed by the Company or retained as an independent contractor, the obligations pursuant to sections of this Agreement titled “Confidential Information Protections” and “Inventions” shall apply. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters. If no other agreement governs nondisclosure and assignment of inventions during any period in which I was previously employed or am in the future employed by the Company as an independent contractor, the obligations pursuant to sections of this Agreement titled “Confidential Information Protections” and “Inventions” shall apply. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, will be effective unless in writing and signed by me and the Board. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

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This Agreement shall be effective as of the first day of my employment with the Company.

I HAVE READ, UNDERSTAND, AND ACCEPT THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO REVIEW IT WITH INDEPENDENT LEGAL COUNSEL.

/s/ Aaron Shilts
(Signature)

Print Name:

Date:

Address:

ACCEPTED AND AGREED:

AF SECURITY HOLDINGS CORP.

/s/ David Roshak
(Signature)

By: David Roshak
Title: Vice President and Secretary

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Exhibit B

Noncompetition Agreement

NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT (this “Agreement”) is being executed and delivered as of January 22, 2015 (the “Effective Date”) by Aaron Shilts (“Executive”) in favor of, and for the benefit of AF Security Holdings Corp., a Delaware corporation (“Company”). Certain capitalized terms used in this Agreement are defined in Section 18. The Company and its affiliates are collectively referred to herein as the “Company”.

RECITALS

WHEREAS, this Agreement is conditioned upon the satisfactory closing of the transactions (the “Merger”) contemplated in that certain Agreement and Plan of Merger dated November 4, 2014 by and among Accuvant Holdings Corporation, Firewall Acquisition Holdings, Inc., the Company, FN Merger Sub Inc., AHC Merger Sub Inc. and Investcorp International, Inc., as the representative of the sellers (the “Merger Agreement”);

WHEREAS, Executive, as an individual, will receive equity of the Company upon the closing of the Merger;

WHEREAS, Executive will provide executive-level employment services to the Company after the Merger, during which time Executive shall have access to the Company’s intellectual property and shall become privy to additional valuable knowledge and confidential information concerning the business of the Company, including the Company’s efforts to develop and exploit its intellectual property and Executive will receive significant consideration and other benefits from the consummation of the Merger Agreement;

WHEREAS, the Company and Executive acknowledge and agree that the Company is engaged in the sale, marketing and promotion of information security and compliance products and services as a reseller or channel partner to the manufacturer or developer thereof, including without limitation, providing information security and compliance consulting services and/or managed security services in the Restricted Territory (as defined below); and

WHEREAS, as a condition to the consummation of the Merger Agreement, and to enable the Company to secure more fully the benefits of the transactions contemplated under the Merger Agreement, and to further protect the Company’s intellectual property, the Company has required that Executive enter into this Agreement; and Executive is entering into this Agreement in order to induce the Company to consummate the Merger.

NOW, THEREFORE, in order to induce the Company to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive agrees to the terms set forth herein.

AGREEMENT

1. Obligations.

1.1 Noncompetition Period Obligations. Executive agrees that, during the Noncompetition Period, he or she shall not, and to the extent he or she controls any Affiliates, shall not permit such Affiliates to:

(a) engage directly or indirectly in Competition in any Restricted Territory;

(b) directly or indirectly be or become an officer, director, shareholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, investor, licensor, sublicensor, licensee or sublicensee of, for or to, or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person or entity that engages in Competition in any Restricted Territory; provided, however, Executive may, without violating this Section 1.1, own, as a passive investment, (i) mutual funds or similar investment vehicles that include in their portfolio entities that may be engaged in Competition, and (ii) shares of capital stock of a publicly-held corporation that engages in Competition if the following three conditions are satisfied: (i) the shares held are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation’s capital stock collectively owned beneficially (directly or indirectly) by Executive represent less than one percent (1%) of the total number of shares of such corporation’s capital stock outstanding, and (iii) Executive is not otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation;

(c) discourage, dissuade, induce or attempt to induce any supplier or customer of the Company not to enter into a business relationship with the Company or any supplier or customer of the Company to terminate any of its material relationships with the Company; or

(d) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (“Solicit”) (on their own behalf or on behalf of any other Person) any Specified Worker to terminate his or her employment or consulting relationship with the Company or hire (on their own behalf or on behalf of any other Person) any Specified Worker; provided that, the employment of a Specified Worker that results from the Specified Worker’s independent and unprompted response to general advertising of open positions in newspapers, on websites, or at job fairs, or other forms of Soliciting candidates for employment, which are general in nature and not directed to or at an employee, consultant or subcontractor of the Company or its Affiliates, shall not be construed as a violation of this Section 1.1(d). (For avoidance of doubt, communication with a Specified Worker, directly or indirectly encouraging him or her to view an open position generally advertised shall be deemed a violation of this Section 1.1(d)). For purposes of this Section 1.1(d), a “Specified Worker” shall mean any individual who is an employee or contractor of the Company at the time of the of the Soliciting, or has been an employee or contractor of the Company within the twelve (12) month period preceding the such Soliciting; provided that if the Specified Worker was terminated from employment by the Company, the Company will, in its good faith discretion, reasonably consider any request for a waiver of this 12-month limitation by the Specified Worker.

1.2 Post-Employment Obligations. In order to preserve and protect the Company’s valuable intellectual property, which Executive shall have access to and shall be directly involved in developing during the course of his or her employment with the Company, Executive agrees that, in addition to the obligations set forth above in Section 1.1, if applicable, for one (1) year after termination of Executive’s employment with the Company, Executive shall not:

(a) Canvas, solicit or accept business, or aid or assist any Person in canvassing, soliciting, or accepting business with any Prohibited Customer on behalf of any Person engaged in Competition;

(b) Directly or indirectly request or advise any Prohibited Customer to withdraw, curtail, cancel or not undertake business with the Company;

(c) Directly or indirectly disclose to any other Person the names of past, present or prospective customers of the Company;

(d) Suggest, solicit or encourage any employees of the Company to leave their employment with the Company; or

(e) Disclose to any other Person the names of employees of the Company.

1.3 Non-Disparagement. Executive agrees that during his or her employment with the Company and after the termination of that employment for any reason, he or she will not make any public statements or public comments of a defamatory or disparaging nature regarding the Company, its beneficial shareholders (including affiliates of The Blackstone Group L.P.), or any of its or their respective officers, directors, personnel, products, services, or Affiliates, in any manner likely to be harmful to it or their business, business reputation or personal reputation. Nothing in this Section shall prevent Executive from responding accurately and fully to any request for information when a response is required by legal process.

2. Representations and Warranties.

2.1 Executive. Executive represents and warrants, to and for the benefit of the Indemnitees that: (a) he or she has full power and capacity to execute and deliver, and to perform all of his or her obligations under this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of: (i) any agreement or obligation by which Executive is or may be bound; or (ii) any law, rule or regulation. The representations and warranties provided by Executive shall survive the expiration of the Noncompetition Period for an unlimited period of time.

2.2 Company. The Company represents and warrants, to and for the benefit of the Executive, that: (a) it has full corporate power and capacity to execute and deliver, and to perform all of its obligations under this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of: (i) any agreement or obligation by which the Company is or may be bound; or (ii) any law, rule or regulation. The representations and warranties provided by the Company shall survive the expiration of the Noncompetition Period for an unlimited period of time.

3. Specific Performance. Executive agrees that, in the event of any breach or threatened breach by him or her of any covenant or obligation contained in this Agreement, the Company, for itself and on behalf of each of the other Indemnitees, shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Executive further agrees that no Indemnitees shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3, and Executive hereby irrevocably waives any right he or she may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

4. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to the Company, for itself, or on behalf of any of the other Indemnitees, Executive agrees to indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, claim, settlement, judgment, award, fine, penalty, fee (including attorneys’ fees), charge or expense (collectively “Loss”) (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee to the extent the Loss arises directly out of or by virtue of, or relates directly to, any inaccuracy in or breach of any representation or warranty made by Executive in this Agreement, or any failure on Executive’s part to observe, perform or abide by, or any other breach by Executive, of any restriction, covenant, obligation or other provision contained in this Agreement.

5. Non-Exclusivity. The rights, remedies and obligations of the Company, for itself, and/or on behalf of any other Indemnitees, are not exclusive of or limited by any other rights, remedies or obligations which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights, remedies and obligations of the Company and the other Indemnitees under this Agreement, and the rights, remedies, obligations and liabilities of Executive under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of Executive’s rights, remedies or obligations, or the rights, remedies or obligations of the Company or any of the other Indemnitees under the Merger Agreement; and nothing in the Merger Agreement shall limit any of Executive’s rights, remedies or obligations, or any of the rights, remedies or obligations of the Company or any of the other Indemnitees, under this Agreement. No breach on the part of the Company or any other party of any covenant or obligation contained in the Merger Agreement or any other agreement shall limit or otherwise affect any right or remedy of the Company, on its own behalf or on behalf of any of the other Indemnitees, under this Agreement.

6. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

7. Specific Shareholder Acknowledgements. Executive specifically acknowledges and agrees that the promises and restrictive covenants Executive is providing in this Agreement are reasonable and necessary to the protection of the Company’s business and to the Company’s legitimate interests in the transactions contemplated in the Merger Agreement (including the protection and preservation of the goodwill and other assets being acquired by the Company pursuant to such agreement); and that, if Executive were to violate the terms of this Agreement, such conduct could materially and adversely affect the value of the assets being acquired by the Company under the Merger Agreement.

8. Governing Law.

8.1 This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

8.2 EXECUTIVE IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

9. Waiver. No failure on the part of the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company, whether for itself or on behalf of any other Indemnitee, in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Agreement, or any power, right, privilege or remedy of such Indemnitee under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10. Successors and Assigns. The Company may freely assign its rights under this Agreement, at any time, to any Person without obtaining the consent or approval of Executive in connection with the transfer or sale of all or substantially all of the Company’s stock or assets, including by way of merger. This Agreement shall be binding upon Executive and each of his or her heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Company and the other Indemnitees.

11. Further Assurances. Executive shall (at his or her sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at the their sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Agreement.

12. Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Executive by the Company, the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the substantially prevailing party may be entitled).

13. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

14. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated in this Agreement, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

15. Obligations Absolute. Executive’s obligations under this Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Company any other Indemnitee or any other Person) of any provision of the Merger Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Company, Executive, any other Indemnitee or any other Person.

16. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Executive and the Company (or any successor to the Company).

17. Defined Terms. For purposes of this Agreement:

17.1 “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

17.2 “Competing Business” means the sale, marketing or promotion of information security and compliance products and services as a reseller or channel partner to the manufacturer or developer thereof, including without limitation, providing information security and compliance consulting services and/or managed security services.

17.3 A Person shall be deemed to be engaged in “Competition” if such Person, or any of such Person’s subsidiaries or parent companies is engaged in a Competing Business.

17.4 “Indemnitees” shall include: (i) the Company; (ii) each Person who is or becomes an Affiliate of the Company; and (iii) the successors and assigns of the Company.

17.5 “Noncompetition Period” shall mean the period commencing on the Effective Date and ending one (1) year from the date Executive’s employment with the Company, or any subsidiary or affiliate thereof or their respective successors or assigns is terminated for any reason; and provided further, that in the event of any breach on the part of Executive of any provision of this Agreement, in addition to all other rights and remedies available to the Indemnitees in law, equity or by agreement, the Noncompetition Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.

17.6 “Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

17.7 “Prohibited Customer” shall mean any Person whom Executive worked with directly while employed by the Company; or any Person who was a target customer of the Company while Executive was employed by the Company; or any Person that purchased more than $50,000 in goods and services from the Company while Executive was employed by the Company.

17.8 “Restricted Territory” means each state within the United States of America, each province within Canada, the United Kingdom as well as any other country in which the Company conducts or has conducted business as described in the definition of “Competing Business”.

18. Entire Agreement. This Agreement contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including any prior non-competition agreement.

19. Counterparts/Facsimiles. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile or PDF signatures shall be deemed as enforceable as originals.

[Signature page follows]

IN WITNESS WHEREOF, the parties duly execute and deliver this Agreement as of the date first above written.

AARON SHILTS

/s/ Aaron Shilts

Address:

AF SECURITY HOLDINGS CORP.

/s/ David Roshak

Name: David Roshak
Title: Vice President and Secretary